WOODS-BARTON PARTNERS LIMITED PARTNERSHIP
                         Bannockburn Lake Office Plaza
                        2355 Waukegan Road, Suite A200
                         Bannockburn, Illinois  60015

                                 April 3, 1997


Kristina N. Kemp
Mid-America Apartments of Texas, L.P.
134 Willow
Marion, Arkansas  72364

     Re:  The Woods Apartments, Austin, Texas

Ladies and Gentlemen:

     Reference is made to that certain Agreement of Sale ("Agreement") by and between Woods-Barton Partners Limited Partnership, an Illinois limited partnership ("Seller") and Mid-America Apartments of Texas, L.P., a Texas limited partnership ("Purchaser") and that certain Escrow Agreement ("Escrow Agreement") by and among Seller, Purchaser and Lawyers Title Insurance Corporation ("Escrowee"). All capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

     This letter is for the purpose of amending the Agreement of Sale and the Escrow Agreement as set forth herein. Purchaser's acknowledgment of this letter shall constitute Purchaser's agreement to the amendments contained therein.

     The Agreement is hereby amended as follows:

     Section 8. The date of "April 10, 1997" as contained in the second line, (pursuant to that certain Letter Agreement dated March 31, 1997 by and among Seller, Purchaser and Escrowee), is hereby deleted and replaced with "April 15, 1997".

     Except as stated above, the Agreement of Sale shall remain in full force and effect.

     The Escrow Agreement is hereby amended as follows: the date of "April 10, 1997" as contained in the first line of Paragraph 3 pursuant to that certain Letter Agreement dated March 31, 1997 by and among Seller, Purchaser and Escrowee). is hereby deleted and replaced with "April 15, 1997".

     Except as stated above, the Escrow Agreement shall remain in full force and effect.
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     Please execute the acknowledgment below, and return this letter agreement to Janet Lindeman by facsimile (312/902-1061) and by mail c/o Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661.

                              Very truly yours,

                              WOODS-BARTON PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership

                              By: Woods-Barton Partners, Inc., an Illinois corporation, its general partner

                              By:   /s/ John K. Powell, Jr.
                                   -------------------------------
                              Name:     John K. Powell, Jr.
                                   -------------------------------
                              Its:      Senior Vice President
                                   -------------------------------


ACCEPTED AND AGREED TO THIS
3rd DAY OF APRIL, 1997

MID-AMERICA APARTMENTS OF
TEXAS, L.P., a Texas limited partnership

By:  MAC OF DELAWARE, INC.,
     a Delaware corporation

By:   /s/ Kristina N. Kemp
     ------------------------------
          Kristina N. Kemp
          President


ESCROWEE:

Charter Title Company

By:
     ----------------------------------
           Its Authorized Agent
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